KemPharm

Q2 2020 Results

August 12, 2020

Cautionary Note Regarding Presentation Information

This presentation contains forward-looking statements, including statements regarding the potential approval timing for KP415, the potential label for KP415, the royalty or milestone payments under our license agreement with Gurnet Point Capital, the duration of our cash runway following the transactions described in this presentation, our plans to develop and commercialize our product candidates, our planned clinical trials for our prodrug product candidates, the timing of and our ability to obtain and maintain regulatory approvals for our product candidates, including expectations about our ability to use the 505(b)(2) pathway and expedited FDA review, the clinical utility of our product candidates, the status of the APADAZ® commercialization, the plans and capabilities of our collaborators, including our drug discovery collaboration with Deerfield, potential addressable markets for our product candidates, and our intellectual property position. These statements involve substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The forward-looking statements in this presentation represent our views as of the date of this presentation. Risks concerning KemPharm's business are described in detail in KemPharm's Annual Report on Form 10-K for the year ended December 31, 2019, and KemPharm's other Periodic and Current Reports filed with the Securities and Exchange Commission. We are under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Q2 2020 Results Call Participants

- **Travis Mickle, Ph.D.** – President & Chief Executive Officer
- **R. LaDuane Clifton, CPA** – Chief Financial Officer, Secretary & Treasurer

KemPharm: Q2 2020 and Recent Highlights

KP415 NDA	Q2 2020 Financial Results

- KP415 NDA accepted by FDA on May 1
  - Received $5M milestone payment
- "Day-74" Letter received
  - FDA set PDUFA date of Mar 2, 2021
  - Advisory committee not anticipated
	- Revenue of $6.9M, fourth sequential quarter of services revenue
	- Net income of $0.9M, or $0.01 per basic and diluted share
	- Total cash and investments was $6.6M at June 30, 2020, an increase of $4.0M compared to 03/31/2020

KP415 Commercial & IP Update	**Improved Financial Position**

- Corium, Inc., GPC portfolio company, to lead KP415 commercialization
  - Highly talented and experienced team in commercializing ADHD products
  - Led by Perry Sternberg; ex-Head of Commercial @ Shire
- Two additional U.S. patents governing SDX products issued, adds 5 years (2037 expiry)
	- Revenue + lower expense base has reduced projected cash burn to ~$1M/quarter vs. average of $4.7M/quarter in 2019
	- Principal/interest payments pushed to debt maturity date of Mar 31, 2021
	- Based on current operating forecast, projected cash runway extends up to the debt maturity date

KP415 Regulatory and Commercial Planning Update

- KP415 NDA accepted by FDA on May 1, Day-74 Letter received
  - FDA has set PDUFA date of March 2, 2021
  - Advisory committee not expected to be required
  - Mid-cycle review meeting with FDA scheduled for tomorrow, August 13th
- Announced Corium, Inc., a GPC portfolio company, to lead all commercial activities for KP415
  - Corium's commercial planning, including manufacturing validation, market approach and resource planning are well underway
  - KemPharm continues to earn consultation fees to support Corium's commercial preparation efforts
  - KemPharm and Corium planning to co-host analyst/investor call and provide additional information regarding commercial plans; timing TBD

Summary of KP415/KP484 Partnership Deal Terms

- Worldwide license with an affiliate of Gurnet Point Capital (GPC) announced Sept 2019; GPC's portfolio company, Corium, Inc., to lead commercialization
- Total of up to $493M in upfront and milestone payments; plus royalties on Net Sales

Upfront cash	– $10M, as well as reimbursement or direct payment of up to $8M of certain pre-approval development costs for KP415
Development costs and activities	– Licensee covers development costs for KP415 post-approval, KP484, and if added, KP879 and KP922 – KemPharm manages development activities
Regulatory milestone payments	– **$5M payment triggered by KP415 NDA acceptance** – Up to $58M in approval milestones remain for KP415 and KP484
Sales milestone payments	– Payments totaling up to $420M upon achievement of various tiers of annual U.S. Net Sales
Royalty payments	– Tiered royalties on U.S. Net Sales ranging from high single digits to mid-20s percentages – Tiered royalties on ex-U.S. Net Sales ranging from low to mid-single digits percentages
Option products	– Option to license and develop KP879 and KP922

Corium, Inc – A GPC Portfolio Company

- Commercial-stage biopharmaceutical company focused on the development, manufacture and commercialization of specialty pharmaceutical products
- Led by Perry Sternberg, President & CEO
  - 25 years of commercial experience across a wide range of therapeutic areas in diverse markets
  - Previously held dual role at Shire, Plc as Head of U.S. Commercial and Chief Commercial Officer/Head of Neuroscience
  - Oversaw seven therapeutic area business units and the launch and commercialization of multiple product franchises, including those targeting the ADHD space
- Corium's leadership team is also comprised of other executives with prior experience at Shire

ADHD and ER Methylphenidate Market – 2019

- ~$17.5 billion ADHD market with prescription growth of >4% year-over-year
- The branded portion of the ADHD market was ~$7.4B in 2019 and more than 95% of these branded prescriptions are for extended release
- Methylphenidate (MPH) accounted for approximately 20 million TRx's and $4.9 billion in sales in 2019
- Market research indicates prescribers see the following potential KP415 features as key advantages
  - Duration of action (60%)
  - Lower abuse potential (52%)
  - Early onset of action (43%)
- Market research also indicates that prescribers estimate that MPH is given as the preferred first line of therapy for children under the age of 13 approximately 60% of the time

Market Data Source: Symphony Health, PHAST 2019

KP415 and KP484 Product Overviews

KP415

- Prodrug of d-MPH (SDX) with extended release properties, co-formulated with IR d-MPH
- Potential features and benefits:
  - Once-daily dosing
  - Earlier onset, long duration
  - Lower abuse potential
  - Patient-friendly dosage form
- Potential to be first MPH product approved for pre-school ages
- No generic equivalent product
- Two recently secured U.S. patents governing SDX products expire in 2037; Composition-based patent expires in 2032; potentially NCE eligible

KP484

- Prodrug of d-MPH (SDX) with extended release properties
- Potential features and benefits
  - Once-daily dosing
  - Longer duration than other extended release ADHD products
  - Lower abuse potential
- No generic equivalent product
- Two recently secured U.S. patents governing SDX products expire in 2037; Composition-based patent expires in 2032; potentially NCE eligible

Update on APADAZ® Commercialization

- APADAZ is available nationally for pharmacies to place stocking orders
- **23** state Medicaids have added the authorized generic of APADAZ to their preferred drug lists; also added to the Federal Supply Schedule (FSS)
- Because the environment for opioids is difficult, progress has been slow, requiring a novel approach to raise physician awareness of the product
  - KVK's awareness efforts are fair and balanced, with a focus on providing education to pharmacies and physicians regarding responsible opioid prescribing
- KVK license agreement includes:
  - Up to $3.4M in initial adoption milestone and cost reimbursement payments to KemPharm upon achievement of an initial level of potential annual utilization; may be achieved as early as 2020
  - Profit-share of up to 50%; revenue not to be realized by KemPharm until the product has reached profitability; may be possible as early as 2021

Q2 2020 Financial Results

- Revenue and Net Income
  - Revenue of $6.9M, which includes the $5M KP415 NDA milestone and $1.9M of services revenue compared to Q1 2020 revenue of $2.1M
  - Q2 2020 is the fourth sequential quarter of services revenue, which is expected to continue
  - Net income of $0.9 million, or $0.01 per basic and diluted share, compared to net loss of $9.3M, or $0.33 per basic and diluted share for Q2 2019
- Expense
  - Q2 2020 operating income of $2.6M, which is an increase of $10.4M compared to net operating loss of $7.8M in Q2 2019, primarily driven by $6.9M in revenue
  - R&D expenses were $2.0M, a 59% reduction compared to Q2 2019
  - G&A expenses were $1.7M, which was $1.3M less than Q2 2019

Q2 2020 Balance Sheet Update

- As of June 30, 2020, total cash[1] was $6.6M, an increase of $4.0M compared to March 31, 2020; forecasted cash burn rate of ~$1M/quarter
  - Based on operating forecast, expected revenues and existing resources, cash runway expected to up to the debt maturity date of March 31, 2021
- Total debt, net, of $67.3M at Jun 30, 2020, vs. $68.6M at Mar 31, 2020
  - Reduction of $1.3M due to Deerfield exchanges of $3.2M during Q2 2020, offset by interest added to principal of $1.3M and amortization of debt discount and issuance costs of $0.6M
  - As of Jun 30, 2020, 5,189,015 shares remained under Deerfield exchange agreement
- Lincoln Park Capital Equity Line of Credit (Feb 2020): received proceeds of $1.2M during Q2 2020; no shares remain under facility
- 72,463,841 shares outstanding as of August 11, 2020; Deerfield exchange agreement is now exhausted

1 - Includes cash, cash equivalents and restricted cash.

Next Steps on Improving Financial Position

- Phase 2 of debt restructuring remains one of our highest priorities; completion prior to the KP415 PDUFA date remains possible

- There are several options and complexities for re-positioning the balance sheet; we continue to work with our financial advisors to pursue a series of steps to restructure the debt and optimize the cost of capital and dilution

- We believe the time period leading up to the KP415 PDUFA date will provide a number of catalysts that would support these efforts.

- Ultimately, we hope that with successful execution, the momentum will allow the opportunity to return to trading on the Nasdaq, although timing of such a move is uncertain at this point

KemPharm: Next Steps and 2020 Outlook

KP415 NDA - PDUFA date for KP415 NDA is set for March 2, 2021 - NDA "Mid-Cycle Review" scheduled for tomorrow, Aug 13th - Remaining approval milestones up to $58M	**Improved Financial Position** - Based on current operating forecast, projected cash runway extends up to the debt maturity date of Mar 31, 2021 - Ongoing services revenue and careful expense management remains in focus - Phase 2 of debt restructure active, focused on addressing debt pre-PDUFA, if able
KP415/KP484 Commercial Progress - KemPharm working with Corium on commercial supply for potential mid-2021 launch - KP415 commercial and ADHD market update will be provided when Corium is able to do so	**Beyond KP415** - Corium evaluating additional KP415 opportunities and pipeline products; future updates to be provided - KVK continuing to advance APADAZ, with potential achievement of initial adoption milestone as early as 2020

KemPharm

Q2 2020 Results

August 12, 2020